Exhibit 99.1

FOR IMMEDIATE RELEASE
February 22, 2011

Huron Consulting Group Announces Executive Team Appointments

CHICAGO – February 22, 2011 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced executive appointments aimed at supporting the Company’s long-term growth plan.

“Having emerged from the global economic downturn and other business challenges, Huron is well-positioned to build upon its strengths in the healthcare, education, legal and financial services markets. The transition to a new management team is a natural progression as we focus our efforts on Huron’s long-term strategic growth plan,” said James H. Roth, chief executive officer, Huron Consulting Group.

The new appointments are as follows:

James H. Roth – Roth, who currently serves as the chief executive officer, has been asked by the Board of Directors to also assume the role of president effective March 31, 2011. Roth was appointed Huron’s CEO in August 2009. Prior to that, he led the Company’s Health and Education Consulting segment.

James K. Rojas – Rojas has been appointed chief operating officer effective March 31, 2011, responsible for the Company’s Human Resources, Marketing and Sales Support, Finance, Technology, Administration, and consulting service operations. He will continue to act as chief financial officer until a permanent successor has been identified. Rojas, one of the founders of Huron, rejoined the Company in June 2009, after serving as the chief financial officer at one of Huron’s clients.

David M. Shade – Shade joined Huron in January 2007 with the Company’s acquisition of Wellspring Partners, where he was founder and CEO. He provided leadership in the growth of Huron’s healthcare practice until he became president and chief operating officer of Huron in early 2009. Shade will resign as president and chief operating officer effective March 31, 2011, after which he will serve as special advisor to the CEO until he retires from Huron on June 30, 2011.

Diane E. Ratekin – Ratekin has been promoted to general counsel. She joined Huron in 2005 and currently serves as the Company’s deputy general counsel. Ratekin has more than 20 years of experience with nationally recognized law firms and publicly held corporations.

Natalia Delgado – As planned, Delgado has moved her residency to New York to be with her family and has accepted a new position as senior counsel to Huron’s Board of Directors. In that new role, she will report to the Chairman of the Board. Delgado previously served as the Company’s general counsel since shortly before Huron’s initial public offering in 2004. She will continue to serve as corporate secretary.

Mary M. Sawall – Sawall, who previously announced her departure, will stay, as planned, as an advisor to the executive team until March 31, 2011. She has led the Human Resources department since Huron’s founding in 2002.
Patty Olsen – Olsen has been promoted to lead the Company’s Human Resources department reporting to Huron’s chief operating officer. She has 18 years of extensive experience working with corporate HR teams in a variety of consulting and manufacturing environments, and has been with Huron for five years in HR positions of increasing responsibility.

“I am very grateful for the contributions that Dave, Mary and Natalia have made to the Company through their participation on the executive team. As I look to the future, I am excited about working closely with Jim, Diane and Patty as we execute our strategic plan,” said Roth.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission investigation with respect to the restatement and the related purported private shareholder class action lawsuit and derivative lawsuits, (iii) the request by the United States Attorney’s Office for the Northern District of Illinois for certain documents, (iv) final approval of the proposed settlement of the purported class action lawsuit related to the restatement, and (v) the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; that existing market conditions continue to trend upward; that we will receive final approval of the proposed settlement of the purported class action lawsuit related to the restatement; and the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our forthcoming 2010 Annual Report on Form 10-K for the full year ended December 31, 2010 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
James K. Rojas, Chief Financial Officer
or
Ellen Wong
312-583-8722
investor@huronconsultinggroup.com

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